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Digital Generation, Inc.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

DIGITAL GENERATION RESPONDS TO MERUELO NOMINATIONS AND PROPOSALS

DALLAS, TX — January 29, 2013 — DG® (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that the nominations and proposals received from Alex Meruelo and Meruelo Investment Partners, as set forth in the notice provided to the Company on January 17, 2013 and in the preliminary proxy statement filed on January 25, 2013, failed on multiple bases to comply with the Company’s bylaws for consideration at DG’s 2012 Annual Meeting of Stockholders on February 21, 2013.  For this reason, the proposals and nominations will not be addressed at the Annual Meeting.

DG announced an agreement with the Clinton Group, Inc. on January 16, 2013 to nominate two new independent directors for election at the Company’s 2012 Annual Meeting and to increase the size of the Board from seven to eight members.  The Clinton Group, which owns approximately 6% of the outstanding shares of DG’s common stock, has agreed to vote its shares in support of all DG director nominees at the 2012 Annual Stockholder Meeting.

As previously announced, DG has formed a Special Committee of the Board of Directors composed of three independent directors to review DG’s strategic alternatives.  The Special Committee process and the exploration of DG’s strategic alternatives remain active and ongoing, and the Special Committee currently is engaged in negotiations regarding DG’s strategic alternatives.  DG can offer no assurances that such negotiations will result in a transaction agreement containing terms satisfactory to DG.  DG’s strategic alternatives process is expected to be completed in the near future and DG does not intend to disclose developments in this process until such time as the Board of Directors determines to enter into any transaction or DG otherwise deems further disclosure appropriate.  DG will make disclosures regarding the Special Committee process prior to the 2012 Annual Meeting on February 21, 2013.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 75 countries.  The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively.  The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising.  For more information, visit www.DGit.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts are forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the strategic alternatives process to fail for a variety of reasons, including factors discussed under the heading “Risk Factors” in DG’s Annual Report on form 10-K filed on February 29, 2012 and additional reports DG files with the Securities and Exchange Commission.

Contacts:

Media:

Andy Brimmer / Jamie Moser / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors:

Dan Burch / Laurie Connell

MacKenzie Partners, Inc.

(212) 929-5500